Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Second Quarter 2025 Results

Princeton, NJ, July 24, 2025 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations for the quarter and six months ended June 30, 2025.

President/CEO Edward Dietzler commented on the quarter results, “Although we were disappointed with the large previously disclosed credit loss recorded in the second quarter, we are encouraged by the improvement in net interest income and in non-interest income, as well as a reduction in operating expenses this quarter, reflecting improvement in our earnings excluding our provision for credit losses. Additionally, we repurchased 173 thousand shares of our common stock at an average price of $31.14 as part of the share repurchase program. We expect stronger earnings in the second half of 2025.”

The Company reported net income of $688 thousand, or $0.10 per diluted common share, for the second quarter of 2025, compared to $5.4 million, or $0.77 per diluted common share, for the first quarter of 2025, and net income of $5.1 million, or $0.80 per diluted common share, for the second quarter of 2024. The decrease in net income for the second quarter of 2025 when compared to the first quarter of 2025 was primarily due to an increase in provision for credit losses of $6.7 million partially offset by a decrease in non-interest expense of $283 thousand, an increase in net-interest income of $53 thousand, an increase in non-interest income of $61 thousand and a decrease in income tax expense of $1.6 million. The decrease in net income for the second quarter of 2025 when compared to the second quarter of 2024 was primarily due to increases in the provision for credit losses of $7.1 million and in non-interest expense of $1.5 million , partially offset by increases of $2.8 million in net-interest income and $164 thousand in non-interest income, and a decrease of $1.1 million in income tax expense.

Review of Statements of Financial Condition

Total assets were $2.24 billion at June 30, 2025, a decrease of $98.6 million, or 4.21% when compared to $2.34 billion at the end of 2024. The primary reasons for the decrease in total assets were related to decreases in cash and cash equivalents of $96.3 million and investment securities of $22.4 million, partially offset by an increase in net loans of $20.4 million. The increase in the Company’s net loans consisted of increases of $40.5 million in residential mortgages, and $3.3 million in home equity and consumer loans, partially offset by decreases of $14.4 million in commercial and industrial loans, $6.8 million in commercial real estate loans and $1.8 million in construction loans.

Total deposits on June 30, 2025, decreased $100.3 million, or 4.93%, when compared to December 31, 2024. The decrease in the Company’s deposits consisted primarily of decreases in certificates of deposit of $52.7 million, money market deposits of $27.3 million, and interest-bearing demand deposits of $17.9 million. The decrease in the certificates was strategically planned, including a reduction in brokered deposits of $26 million, of which was not replenished as was a pricing structure designed to reduce the bank’s cost of funds. On balance sheet liquidity remains strong at June 30, 2025.

Total stockholders’ equity at June 30, 2025, decreased $94 thousand or 0.04% when compared to December 31, 2024. The decrease was primarily due to a $5.6 million increase in purchases of treasury stock, partially offset by an increase in retained earnings of $1.8 million (which consisted of $6.1 million in net income, partially offset by $4.3 million of cash dividends recorded during the period), an increase in paid-in capital of $1.8 million, and a decrease in accumulated other comprehensive loss of $1.9 million. The ratio of equity to total assets at June 30, 2025, and at December 31, 2024, was 11.7% and 11.2%, respectively.

Asset Quality

At June 30, 2025, non-performing assets totaled $16.5 million, a decrease of $10.6 million when compared to the amount at December 31, 2024.

Review of Quarterly and Six-Month Financial Results

Net interest income was $18.8 million for the second quarter of 2025, an increase of $53 thousand over the first quarter of 2025, and an increase of $2.8 million compared to $16.0 million for the second quarter of 2024. While net interest income was relatively consistent with the prior 2025 quarter, interest expense decreased $592 thousand, or 4.1%, partially offset by a decrease in interest income of $539 thousand, or 1.6%. The net interest margin for the second quarter of 2025 was 3.54%, an increase of 3 basis points when compared to the first quarter of 2025, and an increase of 10 basis points when compared to the second quarter of 2024. When comparing the second quarter of 2025 and the first quarter of 2025 periods, the decrease in interest expense and the increase in net interest margin were primarily associated with a decrease in total interest-bearing deposits of $41.3 million and as well as a decrease in the Company’s cost of funds of 10 basis points. The decrease in interest income for the second quarter was due to a $35.7 million decrease in average interest-earning assets (caused mostly by a $19.1 million reduction in the average balance of Federal funds sold, a $9.8 million reduction in the average balance of total securities, and a $5.5 million reduction in the average balance of loans), and a 7-basis point decrease in the yield on interest-earning assets when compared to the first quarter of 2025. For the six-month period ended June 30, 2025, the Company recorded net income of $6.1 million, or $0.88 per diluted common share, compared to $9.5 million, or $1.48 per diluted common share, for the same period in 2024. The decrease was primarily due to the charge-off recorded in the second quarter of 2025 and discussed below.

When comparing the second quarter of 2025 and second quarter of 2024, net-interest income increased by $2.8 million, which was primarily due to an increase in average interest-earning assets of $261.2 million and the Bank’s cost of funds decreasing by 32 basis points. These were partially offset by the increase in average interest-bearing deposits of $213.9 million, and a decrease of 16 basis points in the yield earned on interest-earning assets.

The Company recorded a provision for credit losses of $7.0 million during the second quarter of 2025, primarily associated with the charge-off of $9.9 million previously disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission on May 28, 2025. The charge-off included a $2.4 million specific reserve that had previously been reserved in the allowance for loan losses and as well as changes in the composition in the allowance for loan losses consistent with typical business activity. The current quarter’s provision recorded on the Company’s statements of income was $6.7 million higher when compared to the provision for credit losses for the first quarter of 2025 and was $7.1 million higher when compared to the second quarter of 2024. For the second quarter of 2025, the Company recorded charge-offs of $9.9 million and recoveries of $90 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.14% at June 30, 2025, and 1.30% at December 31, 2024.

Total non-interest income of $2.3 million for the second quarter of 2025 increased $61 thousand or 2.8% when compared to the first quarter of 2025 and increased $164 thousand or 7.9% when compared to the second quarter of 2024. The increase in the second quarter of 2025 when compared to the first quarter of 2025 was due to an increase of $40 thousand in fees and service charges, an increase of $28 thousand in loan fees, and an increase of $23 thousand in income from bank-owned life insurance, partially offset by a decrease in other non-interest income of $30 thousand. The increase over the prior year’s second quarter was primarily due to an increase in other non-interest income of $206 thousand, and an increase in income from bank owned life insurance of $106 thousand, partially offset by a decrease in loan fees of $234 thousand.

Total non-interest expense of $13.5 million for the second quarter of 2025 decreased $283 thousand, or 2.1%, when compared to the first quarter of 2025. This decrease over the prior quarter was primarily due to decreases in occupancy and equipment of $138 thousand, federal deposit insurance expense of $118 thousand, data processing and communications expenses of $83 thousand, and salaries and employee benefits expense of $79 thousand, partially offset by an increase in office expense of $128 thousand, and in other non-interest expense of $102 thousand. Total non-interest expense for the second quarter of 2025 increased $1.5 million or 12.5% when compared to the second quarter of 2024. This increase was primarily related to increases in salaries and employee benefits expense of $650 thousand, occupancy and equipment expense of $297 thousand, data processing and communications expense of $139 thousand, federal deposit insurance expense of $136 thousand, professional fees of $119 thousand, and core deposit intangible expense of $108 thousand, all primarily associated with the Cornerstone Bank acquisition in the third quarter of 2024.

For the quarter ended June 30, 2025, the Company recorded an income tax benefit of ($92) thousand, resulting in an effective tax rate of (15.4)%, which was primarily the result of the loan loss provision, compared to an income tax expense of $1.5 million resulting in an effective tax rate of 21.9% for the quarter ended March 31, 2025 and compared to an income tax expense of $1.0 million resulting in an effective tax rate of 16.8% for the quarter ended June 30, 2024.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the integration of the businesses of the Company and Cornerstone Bank acquired in 2024; the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				June 30, 2025 vs		June 30, 2025 vs
	June 30,	December 31,	June 30,	December 31, 2024		June 30, 2024
	2025	2024	2024	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$21,094	$117,348	$151,305	$(96,254)	(82.02)%	$(130,211)	(86.06)%
Securities available-for-sale taxable	185,177	207,442	92,001	(22,265)	(10.73)	93,176	101.28
Securities available-for-sale tax-exempt	39,586	39,729	39,688	(143)	(0.36)	(102)	(0.26)
Securities held-to-maturity	157	161	165	(4)	(2.48)	(8)	(4.85)
Loans receivable, net of deferred loan fees	1,839,228	1,818,875	1,573,352	20,353	1.12	265,876	16.90
Allowance for credit losses	(21,014)	(23,657)	(18,464)	2,643	(11.17)	(2,550)	13.81
Goodwill	14,381	14,381	8,853	—	—	5,528	62.44
Core deposit intangible	3,185	3,632	1,191	(447)	(12.31)	1,994	167.42
Other real estate owened	—	295	—	(295)	(100.00)	—	N/A
Other assets	159,874	162,027	135,850	(2,153)	(1.33)	24,024	17.68

TOTAL ASSETS	$2,241,668	$2,340,233	$1,983,941	$(98,565)	(4.21)%	$257,727	12.99%

LIABILITIES
Non-interest checking	$299,902	$300,972	$245,073	$(1,070)	(0.36)%	$54,829	22.37%
Interest checking	282,656	300,559	223,759	(17,903)	(5.96)	58,897	26.32
Savings	169,663	170,880	146,935	(1,217)	(0.71)	22,728	15.47
Money market	463,206	490,543	403,926	(27,337)	(5.57)	59,280	14.68
Time deposits over $250,000	220,474	208,858	154,605	11,616	5.56	65,869	42.60
Other time deposits	496,471	560,813	524,774	(64,342)	(11.47)	(28,303)	(5.39)

Total deposits	1,932,372	2,032,625	1,699,072	(100,253)	(4.93)	233,300	13.73
Borrowings	10,000	—	—	10,000	100.00	10,000	N/A
Other liabilities	37,350	45,568	40,028	(8,218)	(18.03)	(2,678)	(6.69)

TOTAL LIABILITIES	1,979,722	2,078,193	1,739,100	(98,471)	(4.74)	240,622	13.84

STOCKHOLDERS’ EQUITY
Paid-in capital	121,684	119,908	99,179	1,776	1.48	22,505	22.69
Treasury stock [1]	(6,413)	(842)	(842)	(5,571)	661.64	(5,571)	661.64
Retained earnings	153,718	151,915	155,083	1,803	1.19	(1,365)	(0.88)
Accumulated other comprehensive income (loss)	(7,043)	(8,941)	(8,579)	1,898	(21.23)	1,536	(17.90)

TOTAL STOCKHOLDERS’ EQUITY	261,946	262,040	244,841	(94)	(0.04)	17,105	6.99

TOTAL LIABILITIES

AND STOCKHOLDERS’ EQUITY	$2,241,668	$2,340,233	$1,983,941	$(98,565)	(4.21)%	$257,727	12.99%

Book value per common share	$38.49	$38.07	$38.54	$0.42	1.10%	$(0.05)	(0.13)%
Tangible book value per common share [2]	$35.91	$35.45	$36.96	$0.46	1.30%	$(1.05)	(2.84)%

[1]	Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
[2]	Tangible book value per common share is a non-GAAP measure.

For more informaion, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at June 30, 2025 and December 31, 2024 were as follows:

	June 30,	December 31,
	2025	2024
	(In thousands)
Commercial real estate	$1,378,327	$1,385,085
Commercial and industrial	78,409	92,857
Construction	255,335	257,169
Residential first-lien mortgages	108,558	68,030
Home equity / consumer	21,416	18,133

Total loans	1,842,045	1,821,274
Deferred fees and costs	(2,817)	(2,399)
Allowance for credit losses	(21,014)	(23,657)

Loans, net	$1,818,214	$1,795,218

The components of deposits at June 30, 2025 and December 31, 2024 were as follows:

	June 30,	December 31,
	2025	2024
	(In thousands)
Demand, non-interest-bearing	$299,902	$300,972
Demand, interest-bearing	282,656	300,559
Savings	169,663	170,880
Money market	463,206	490,543
Time deposits	716,945	769,671

Total deposits	$1,932,372	$2,032,625

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended June 30,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$29,620	$26,034	$3,586	13.8%
Available-for-sale debt securities:
Taxable	2,298	1,001	1,297	129.6%
Tax-exempt	279	286	(7)	-2.4%
Held-to-maturity debt securities	2	3	(1)	-33.3%
Other interest and dividend income	557	2,086	(1,529)	-73.3%

Total interest and dividends	32,756	29,410	3,346	11.4%

Interest expense
Deposits	13,933	13,442	491	3.7%
Borrowings	13	—	13	N/A

Total interest expense	13,946	13,442	504	3.7%

Net interest income	18,810	15,968	2,842	17.8%
Provision for (reversal of) credit losses	6,956	(118)	7,074	-5994.9%

Net interest income after provision for (reversal of) credit losses	11,854	16,086	(4,232)	-26.3%

Non-interest income
Income from bank-owned life insurance	494	388	106	27.3%
Fees and service charges	551	465	86	18.5%
Loan fees, including prepayment penalties	703	937	(234)	-25.0%
Other	503	297	206	69.4%

Total non-interest income	2,251	2,087	164	7.9%

Non-interest expense
Salaries and employee benefits	7,093	6,443	650	10.1%
Occupancy and equipment	2,147	1,850	297	16.1%
Professional fees	721	602	119	19.8%
Data processing and communications	1,543	1,404	139	9.9%
Federal deposit insurance	415	279	136	48.7%
Advertising and promotion	152	156	(4)	-2.6%
Office expense	238	155	83	53.5%
Core deposit intangible	219	111	108	97.3%
Other	981	1,009	(28)	-2.8%

Total non-interest expense	13,509	12,009	1,500	12.5%

Income before income tax expense	596	6,164	(5,568)	-90.3%
Income tax (benefit) expense	(92)	1,038	(1,130)	-108.9%

Net income	$688	$5,126	(4,438)	-86.6%

Net income per common share - basic	$0.10	$0.81	$(0.71)	-87.7%
Net income per common share - diluted	$0.10	$0.80	$(0.70)	-87.5%
Weighted average shares outstanding - basic	6,867	6,334	533	8.4%
Weighted average shares outstanding - diluted	6,895	6,420	475	7.4%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,
	2025	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$29,620	$29,624	$(4)	0.0%
Available-for-sale debt securities:
Taxable	2,298	2,616	(318)	-12.2%
Tax-exempt	279	284	(5)	-1.8%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	557	769	(212)	-27.6%

Total interest and dividends	32,756	33,295	(539)	-1.6%

Interest expense
Deposits	13,933	14,538	(605)	-4.2%
Borrowings	13	—	13	N/A

Total interest expense	13,946	14,538	(592)	-4.1%

Net interest income	18,810	18,757	53	0.3%
Provision for credit losses	6,956	268	6,688	2495.5%

Net interest income after provision for credit losses	11,854	18,489	(6,635)	-35.9%

Non-interest income
Income from bank-owned life insurance	494	471	23	4.9%
Fees and service charges	551	511	40	7.8%
Loan fees, including prepayment penalties	703	675	28	4.1%
Other	503	533	(30)	-5.6%

Total non-interest income	2,251	2,190	61	2.8%

Non-interest expense
Salaries and employee benefits	7,093	7,172	(79)	-1.1%
Occupancy and equipment	2,147	2,285	(138)	-6.0%
Professional fees	721	761	(40)	-5.3%
Data processing and communications	1,543	1,626	(83)	-5.1%
Federal deposit insurance	415	533	(118)	-22.1%
Advertising and promotion	152	171	(19)	-11.1%
Office expense	238	110	128	116.4%
Other real estate owned expense	—	27	(27)	-100.0%
Core deposit intangible	219	228	(9)	-3.9%
Other	981	879	102	11.6%

Total non-interest expense	13,509	13,792	(283)	-2.1%

Income before income tax expense	596	6,887	(6,291)	91.3%
Income tax (benefit) expense	(92)	1,509	(1,601)	106.1%

Net income	$688	$5,378	$(4,690)	87.2%

Net income per common share - basic	$0.10	$0.78	$(0.68)	87.2%
Net income per common share - diluted	$0.10	$0.77	$(0.67)	87.0%
Weighted average shares outstanding - basic	6,867	6,905	(38)	-0.6%
Weighted average shares outstanding - diluted	6,895	6,964	(69)	-1.0%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended
	June 30,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$59,244	$50,974	$8,270	16.2%
Available-for-sale debt securities:
Taxable	4,914	1,565	3,349	214.0%
Tax-exempt	563	572	(9)	-1.6%
Held-to-maturity debt securities	4	5	(1)	-20.0%
Other interest and dividend income	1,326	4,360	(3,034)	-69.6%

Total interest and dividends	66,051	57,476	8,575	14.9%

Interest expense
Deposits	28,471	26,060	2,411	9.3%
Borrowings	13	—	13	N/A

Total interest expense	28,484	26,060	2,424	9.3%

Net interest income	37,567	31,416	6,151	19.6%
Provision for credit losses	7,224	68	7,156	10523.5%

Net interest income after provision for credit losses	30,343	31,348	(1,005)	-3.2%

Non-Interest income
Income from bank-owned life insurance	965	769	196	25.5%
Fees and service charges	1,062	897	165	18.4%
Loan fees, including prepayment penalties	1,378	1,661	(283)	-17.0%
Other	1,036	745	291	39.1%

Total non-interest income	4,441	4,072	369	9.1%

Non-interest expense
Salaries and employee benefits	14,265	12,963	1,302	10.0%
Occupancy and equipment	4,432	3,879	553	14.3%
Professional fees	1,482	1,126	356	31.6%
Data processing and communications	3,169	2,564	605	23.6%
Federal deposit insurance	948	552	396	71.7%
Advertising and promotion	323	298	25	8.4%
Office expense	348	274	74	27.0%
Other real estate owned expense	27	—	27	N/A
Core deposit intangible	447	231	216	93.5%
Other	1,860	1,958	(98)	-5.0%

Total non-interest expense	27,301	23,845	3,456	14.5%

Income before income tax expense	7,483	11,575	(4,092)	-35.4%
Income tax expense	1,417	2,104	(687)	-32.7%

Net income	$6,066	$9,471	$(3,405)	-36.0%

Net income per common share - basic	$0.88	$1.50	$(0.61)	-40.8%
Net income per common share - diluted	$0.88	$1.48	$(0.60)	-40.6%
Weighted average shares outstanding - basic	6,886	6,331	555	8.8%
Weighted average shares outstanding - diluted	6,929	6,411	518	8.1%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,				Change in Average Balance	Change in Yield/ Rate
	2025		2024
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,845,920	6.44%	$1,585,876	6.60%	$260,044	-0.16%
Securities
Taxable available-for-sale	195,152	4.71%	89,547	4.47%	105,605	0.24%
Tax-exempt available-for-sale	39,025	2.86%	39,756	2.88%	(731)	-0.02%
Held-to-maturity	158	5.33%	166	5.33%	(8)	0.00%

Total Securities	234,335	4.40%	129,469	3.98%	104,866	0.42%
Other interest earning assets
Federal funds sold	34,201	4.42%	133,336	5.45%	(99,135)	-1.03%
Other interest-earning assets	14,790	4.91%	19,338	5.78%	(4,548)	-0.87%

Other interest-earning assets	48,991	4.57%	152,674	5.49%	(103,683)	-0.92%

Total interest-earning assets	2,129,246	6.17%	1,868,019	6.33%	261,227	-0.16%
Total non-earning assets	165,803		141,377

Total assets	$2,295,049		$2,009,396

Interest-bearing liabilities
Checking	$314,336	2.00%	$231,895	1.94%	$82,441	0.06%
Savings	170,644	2.29%	148,377	2.64%	22,267	-0.35%
Money market	464,917	3.14%	390,019	3.99%	74,898	-0.85%
Certificates of deposit	747,773	4.16%	713,433	4.22%	34,340	-0.06%

Total interest-bearing deposits	1,697,670	3.29%	1,483,724	3.64%	213,946	-0.35%
Non-interest bearing deposits	288,608		243,248		45,361

Total deposits	1,986,278	2.81%	1,726,972	3.13%	259,307	-0.32%
Borrowings	1,259	4.18%	—	N/A	1,259	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,698,929	3.29%	1,483,724	3.64%	215,205	-0.35%
Non-interest-bearing deposits	288,608		243,248

Total cost of funds	1,987,537	2.81%	1,726,972	3.13%	260,566	-0.32%
Accrued expenses and other liabilities	42,634		40,874
Stockholders’ equity	264,878		241,550

Total liabilities and stockholders’ equity	$2,295,049		$2,009,396

Net interest spread		2.88%		2.69%
Net interest margin		3.54%		3.44%
Net interest margin (FTE) 1, [2]		3.58%		3.48%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,				Change in Average Balance	Change in Yield/ Rate
	2025		2024
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,848,664	6.46%	$1,568,541	6.54%	$280,123	-0.08%
Securities
Taxable available-for-sale	199,548	4.92%	74,144	4.21%	125,404	0.71%
Tax-exempt available-for-sale	39,499	2.85%	40,257	2.84%	(758)	0.01%
Held-to-maturity	159	5.33%	174	5.21%	(15)	0.12%

Securities	239,206	4.58%	114,576	3.74%	124,630	0.84%
Other interest earning assets
Federal funds sold	43,705	4.42%	140,703	5.45%	(96,998)	-1.03%
Other interest-earning assets	15,406	4.82%	19,146	5.71%	(3,740)	-0.89%

Other interest-earning assets	59,111	4.53%	159,848	5.48%	(100,737)	-0.95%

Total interest-earning assets	2,146,981	6.20%	1,842,965	6.27%	304,016	-0.07%
Total non-earning assets	168,359		141,019

Total assets	$2,315,340		$1,983,984

Interest-bearing liabilities
Checking	$319,777	1.97%	$236,963	1.96%	$82,814	0.01%
Savings	171,022	2.27%	148,024	2.57%	22,998	-0.30%
Money market	470,596	3.12%	377,084	3.96%	93,512	-0.84%
Certificates of deposit	756,808	4.30%	695,870	4.17%	60,938	0.13%

Total interest-bearing deposits	1,718,203	3.34%	1,457,941	3.59%	260,262	-0.25%
Non-interest bearing deposits	288,060		243,669

Total deposits	2,006,263	2.86%	1,701,610	3.08%	304,653	-0.22%
Borrowings	639	4.19%	—	N/A	639	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,718,842	3.34%	1,457,941	3.59%	260,901	-0.25%
Non-interest-bearing deposits	288,060		243,669

Total cost of funds	2,006,902	2.86%	1,701,610	3.08%	305,292	-0.22%
Accrued expenses and other liabilities	43,979		41,484
Stockholders’ equity	264,459		240,890

Total liabilities and stockholders’ equity	$2,315,340		$1,983,984

Net interest spread		2.86%		2.68%
Net interest margin		3.53%		3.43%
Net interest margin (FTE) 1, [2]		3.57%		3.47%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended				Change in Average Balance	Change in Yield/ Rate
	June 30, 2025		March 31, 2025
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,845,920	6.44%	$1,851,439	6.49%	$(5,519)	-0.05%
Securities
Taxable available-for-sale	195,152	4.71%	203,992	5.13%	(8,840)	-0.42%
Tax-exempt available-for-sale	39,025	2.86%	39,978	2.84%	(953)	0.02%
Held-to-maturity	158	5.33%	160	5.33%	(2)	0.00%

Total Securities	234,335	4.40%	244,130	4.76%	(9,795)	-0.36%
Other interest earning assets
Federal funds sold	34,201	4.42%	53,314	4.42%	(19,113)	0.00%
Other interest-earning assets	14,790	4.91%	16,028	4.81%	(1,238)	0.10%

Other interest-earning assets	48,991	4.57%	69,342	4.51%	(20,351)	0.06%

Total interest-earning assets	2,129,246	6.17%	2,164,911	6.24%	(35,665)	-0.07%
Total non-earning assets	165,803		170,945

Total assets	$2,295,049		$2,335,856

Interest-bearing liabilities
Checking	$314,336	2.00%	$325,278	1.94%	$(10,942)	0.06%
Savings	170,644	2.29%	171,404	2.24%	(760)	0.05%
Money market	464,917	3.14%	476,338	3.10%	(11,421)	0.04%
Certificates of deposit	747,773	4.16%	765,942	4.45%	(18,169)	-0.29%

Total interest-bearing deposits	1,697,670	3.29%	1,738,962	3.39%	(41,292)	-0.10%
Non-interest bearing deposits	288,608		287,506		1,102

Total deposits	1,986,278	2.81%	2,026,468	2.91%	(40,190)	-0.10%
Borrowings	1,259	4.18%	—	N/A	1,259.00	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,698,929	3.29%	1,738,962	3.39%	(40,033)	-0.10%
Non-interest-bearing deposits	288,608		287,506

Total cost of funds	1,987,537	2.81%	2,026,468	2.91%	(38,931)	-0.10%
Accrued expenses and other liabilities	42,634		45,354
Stockholders’ equity	264,878		264,034

Total liabilities and stockholders’ equity	$2,295,049		$2,335,856

Net interest spread		2.88%		2.85%
Net interest margin		3.54%		3.51%
Net interest margin (FTE) 1, [2]		3.58%		3.56%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2025	2025	2024	2024	2024
	June	March	December	September	June
Return on average assets	0.12%	0.93%	0.88%	-0.82%	1.03%
Return on average equity	1.04%	8.26%	7.97%	-6.96%	8.54%
Return on average tangible equity[1]	1.12%	8.86%	8.56%	-7.25%	8.91%
Net interest margin	3.54%	3.51%	3.28%	3.41%	3.44%
Net interest margin (FTE)[1]	3.58%	3.56%	3.32%	3.45%	3.48%
Adjusted efficiency ratio[1]	63.10%	64.75%	62.62%	63.65%	65.90%
COMMON STOCK DATA
Market value at period end	$30.54	$30.55	$34.43	$36.98	$33.10
Market range:
High	$32.97	$34.31	$38.90	$39.12	$33.10
Low	$27.69	$30.02	$33.26	$32.40	$29.15
Book value per common share at period end	$38.49	$38.56	$38.07	$38.18	$38.54
Tangible book value per common share[1]	$35.91	$36.00	$35.45	$35.52	$36.96
Shares of common stock outstanding (in thousands)	6,806	6,923	6,883	6,849	6,353
CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.05%	13.67%	13.52%	13.17%	14.66%
Tier 1 capital (to risk-weighted assets)	12.01%	12.48%	12.34%	12.02%	13.62%
Tier 1 capital (to average assets)	10.63%	10.91%	10.58%	11.44%	12.21%
Equity to assets	11.69%	11.52%	11.20%	11.11%	12.34%
Tangible equity to tangible assets[1]	10.99%	10.83%	10.51%	10.41%	11.90%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$9,859	$(60)	$86	$108	$(15)
Annualized net charge-offs (recoveries) to average loans	2.136%	-0.013%	0.019%	0.026%	-0.004%
Nonperforming loans	$16,530	$26,522	$26,841	$2,330	$3,198
Other real estate owned	—	—	295	—	—

Total nonperforming assets	$16,530	$26,522	$27,136	$2,330	$3,198

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.14%	1.29%	1.30%	1.27%	1.17%
Nonperforming loans	127.13%	90.27%	88.14%	995.85%	577.36%
Nonperforming assets	127.13%	90.27%	87.18%	995.85%	577.36%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.90%	1.43%	1.48%	0.13%	0.20%

[1]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization and merger-related expenses is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2025	2025	2024	2024	2024
	June	March	December	September	June
Net (loss) income (annualized)[1]	$2,760	$21,811	$20,794	$(17,727)	$20,617

Average equity[2]	264,878	264,034	261,057	254,645	241,550
Less: average intangible assets[3]	(17,701)	(17,929)	(18,148)	(10,096)	(10,112)

Average Tangible Equity	$247,177	$246,250	$243,044	$236,404	$231,506

Return on average tangible equity	1.12%	8.86%	8.56%	-7.25%	8.91%

Net interest income	$18,810	$18,757	$18,007	$17,109	$15,968
Other income	2,251	2,190	2,027	2,056	2,087

Total revenue	21,061	20,947	20,034	19,165	18,055

Non-interest expenses	$13,509	$13,792	$12,773	$20,144	$12,009
Less: core deposit intangible amortization	(219)	(228)	(228)	(143)	(111)
Less: merger-related expenses	—	—	—	(7,803)	—

Total operating expenses	$13,290	$13,564	$12,545	$12,198	$11,898

Adjusted efficiency ratio	63.10%	64.75%	62.62%	63.65%	65.90%

Total Assets	$2,241,668	$2,318,097	$2,340,233	$2,354,730	$1,983,941
Less: intangible assets	(17,566)	(17,784)	(18,013)	(18,241)	(10,044)

Tangible assets	$2,224,102	$2,300,313	$2,322,220	$2,336,489	$1,973,897

Stockholders’ equity	$261,946	$266,987	$262,040	$261,502	$244,841
Less: intangible assets	(17,566)	(17,784)	(18,013)	(18,241)	(10,044)

Tangible equity	$244,380	$249,203	$244,027	$243,261	$234,797

Tangible equity to tangible assets	10.99%	10.83%	10.51%	10.41%	11.90%

Tangible equity	$244,380	$249,203	$244,027	$243,261	$234,797
Shares outstanding (in thousands)	6,806	6,923	6,883	6,849	6,353

Tangible book value per share	$35.91	$36.00	$35.45	$35.52	$36.96

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[2]	Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
[3]	Average intangible assets is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2025	2025	2024	2024	2024
	June	March	December	September	June
Net interest income	$18,810	$18,757	$18,007	$17,109	$15,968
FTE adjustment[3]	212	250	241	211	213

Net interest income FTE	$19,022	$19,007	$18,248	$17,320	$16,181

Net interest income FTE (annualized)[1]	$76,297	$77,083	$72,595	$68,902	$65,078
Average interest earning assets	2,129,246	2,164,911	2,185,859	1,998,226	1,868,019

Net interest margin FTE	3.58%	3.56%	3.32%	3.45%	3.48%

	Six-months ended
	2025	2024
	June	June
Net interest income	$37,567	$31,416
FTE adjustment[3]	462	401

Net interest income FTE	$38,029	$31,817

Net interest income FTE (annualized)[1]	$76,688	$63,984
Average interest earning assets	2,146,981	1,842,965

Net interest margin FTE	3.57%	3.47%

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[3]	Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.